Exhibit 23.1

218 North Bernard
Spokane, WA 99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 13, 2012 included in this Registration Statement on Form S-1/A Post Effective Amendment No. 1 of FluoroPharma Medical, Inc. and to the reference to us under the heading “Experts” in such Registration Statement.

MartinelliMick PLLC
Spokane, Washington
July 25, 2012